EXHIBIT 99.2

NEWS RELEASE

For Immediate Release Contacts: Howard Kaminsky, Chief Financial Officer
(818) 949-5300 ext. 5728
Leigh Parrish, Financial Dynamics
(212) 850-5651
Pete Schmidt, Financial Dynamics
(212) 850-5654

SPORT CHALET ANNOUNCES 2007 STORE OPENING PLANS

Company projects record number of store openings

Los Angeles, California - (February 6, 2007) - Sport Chalet, Inc. (Nasdaq: SPCHA, SPCHB) today announced its store opening plans for calendar 2007.

The Company currently anticipates opening six to eight new stores during the year as well as completing two store remodels. The majority of the new stores will be focused on adding density to current markets, namely Southern California and Arizona. The Company also anticipates entering a new market in 2007 with a store opening planned in Utah.

Craig Levra, Chairman and CEO, stated, “We are very excited about our planned store growth for the 2007 calendar year. While our store initiatives are mainly focused on strengthening the foundation of our existing markets through backfilling, we are also thrilled to be entering a new market. Our Utah store, which will be located in the greater Salt Lake City metro-area, is expected to open in the second half of the year and will mark our entrance into a fourth state. This store opening further develops our long-term growth strategy of expanding beyond our core Southern California market. As we have discussed in the past, geographic expansion of our store base allows us to mitigate various outside factors, such as weather, and adds overall strength to our business. Our exciting store opening plans will not only allow us to operate in four states at the end of calendar 2007, but will also work towards strengthening the Sport Chalet brand in the future.”

In addition to the store opening initiatives for 2007, the Company also announced that it plans to relocate four buildings which currently serve the La Canada Flintridge, California market into a single 45,000 square foot store in the proposed La Canada Flintridge Town Center in calendar 2008. The four buildings, which the Company has historically reported as one store, together total 40,000 square feet. As part of the project, the Company has signed a Letter of Intent with La Canada Properties, Inc., a corporation controlled by Sport Chalet’s founder, Norbert Olberz, which currently owns the four La Canada Flintridge buildings.

In preparation for the new store in 2008, there will be various construction and inventory relocation assignments occurring in calendar 2007. As a result, during this period the four buildings in La Canada Flintridge will consolidate into a single temporary location which will be approximately 28,000 square feet.

About Sport Chalet, Inc.

Sport Chalet, founded in 1959 by Norbert Olberz, is a leading operator of full service specialty sporting goods stores in California, Nevada and Arizona. The Company offers over 50 services for the serious sports enthusiast, including backpacking, canyoneering, and kayaking instruction, custom golf club fitting and repair, ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune-up and repair throughout its 45 locations. The address for Sport Chalet’s web site is www.sportchalet.com.

Disclosure Regarding Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the sporting goods industry in general and in the Company’s specific market areas, inflation, the challenge of implementing the Company’s expansion plans and maintaining its competitive position, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

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